INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant        / /
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
- ------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
- ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                      Prudential's Investment Plan Account
                       Prudential's Annuity Plan Account
                      Prudential's Annuity Plan Account-2


                                     Box 59
                           Minneapolis, MN 55440-8757


Dear Planholder:

Prudential's Gibraltar Fund will hold its annual meeting of stockholders in the offices of The Prudential Insurance Company of America, Prudential Plaza, 745 Broad Street, Newark, New Jersey, on Tuesday, September 26, 1995, at 9:00 a.m. E.D.T.

You, as a Planholder under a Systematic Investment Plan or a Variable Annuity Contract that participates in one of the Accounts of the Prudential Financial Security Program named above, are entitled to instruct The Prudential how to vote a number of shares of the Common Stock of the Fund related to your interest in the Accounts as of the close of business on July 28, 1995. The attached Notice and Statement Concerning the Annual Meeting of Stockholders of Prudential's Gibraltar Fund set forth the matters to be considered at the meeting.

Please take a few minutes to consider these matters and then exercise your right to give your instructions by completing, dating and signing the enclosed voting instruction form. Included is a self-addressed and postage-paid envelope for your convenience. In order to be given effect, your voting instructions must be received not later than Friday, September 22, 1995.

I wish to thank you in advance for taking this opportunity to give us your instructions in conduct of our Program.

                                       Sincerely yours,


                                       ROBERT P. HILL
                                       --------------------------
                                       Robert P. Hill
                                       Executive Vice President
                                       Individual Insurance

August 14, 1995

                          PRUDENTIAL'S GIBRALTAR FUND


                                     Box 59
                           Minneapolis, MN 55440-8757


                          Notice of Annual Meeting of
                  Stockholders of the Fund--September 26, 1995


The annual meeting of stockholders of Prudential's Gibraltar Fund will be held in offices of The Prudential Insurance Company of America, Prudential Plaza, 745 Broad Street, Newark, New Jersey, on Tuesday, September 26, 1995 at 9:00 a.m. E.D.T. for the following purposes:

1. To elect a Board of five directors, each of whom shall hold office until the next annual meeting of stockholders and until a successor is duly elected and qualified;

2. To ratify or reject the selection of Deloitte & Touche as independent public accountant for the Fund until the next annual meeting of stockholders; and

3.   To transact such other business as may properly come before the meeting.

By order of the Board of Directors.


                                       THOMAS CASTANO
                                       ----------------------
                                       Thomas Castano
                                       Secretary

                            STATEMENT CONCERNING THE
                       ANNUAL MEETING OF STOCKHOLDERS OF
                          PRUDENTIAL'S GIBRALTAR FUND


                               September 26, 1995



The Prudential Insurance Company of America (The Prudential) and the Board of Directors of Prudential's Gibraltar Fund (Fund) are hereby soliciting voting instructions for the annual meeting of stockholders of the Fund to be held on September 26, 1995, and at any and all adjournments thereof. The approximate date on which this statement and the voting instruction form will first be sent to Planholders is August 14, 1994.

There are 24,062,256 votes eligible to be cast at the meeting, representing the number of shares of Common Stock of the Fund held as of the close of business on July 28, 1995, in Prudential's Investment Plan Account, Prudential's Annuity Plan Account and Prudential's Annuity Plan Account-2 (Accounts) of the Prudential Financial Security Program as the result of the sale of Systematic Investment Plans and Variable Annuity Contracts by The Prudential. Shares of Common Stock are held by the Accounts as follows: Prudential's Investment Plan Account 19,264,266 shares: Prudential's Annuity Plan Account 234,102 shares; and Prudential's Annuity Plan Account-2 4,638,125 shares.

Each Planholder of a Systematic Investment Plan or Variable Annuity Contract issued in connection with the Accounts is entitled to have the number of Fund shares related to his or her interest in the Accounts voted in accordance with his or her instructions. If a Planholder submits a properly executed voting instruction form but omits instructions with respect to any item or items, The Prudential will vote the appropriate number of Fund shares as if such Planholder had given instructions to vote for approval of such item or items. The Prudential will vote Fund shares held in each Account for which it does not receive properly executed instruction forms in the same proportion as it votes Fund shares held in that Account for which it does receive such forms.

Voting instructions, in order to be effective, must be received by The Prudential prior to the close of business on September 22, 1995. Such instructions may be revoked provided written notice of revocation is received by The Prudential at Box 59, Minneapolis, MN 55440-875, prior to the close of business on September 22, 1995. This solicitation is being made by mail, but it may also be by telephone or personal interview. The Prudential will bear the cost.

1.  ELECTION OF DIRECTORS

The By-laws of the Fund authorize the Board of Directors to establish the number of directors at not less than three, nor more than nine. The Board has been established at five members, and these are elected annually by stockholders. Each director serves until the next annual meeting of stockholders or until a successor is duly elected and qualified, or until earlier death, resignation or removal. The Board held three meetings during 1994.

The voting instruction form provides that unless The Prudential is directed otherwise, a properly executed form will be voted for election of the persons listed below, all whom have agreed to serve if elected. None of the nominees are the record or beneficial owner of any interest in any separate account of The Prudential which holds Fund shares. Messrs. Hill, Caulfield, Fenster, McDonald and Weber serve on the Board of Directors of The Prudential Series Fund, Inc. Messrs. Fenster, McDonald and Weber are also members of the Committee for The Prudential Variable Contract Account-2. Furthermore, Messrs. Fenster and Weber also serve as members of the Committee for The Prudential Variable Contract Account-10. Messrs. McDonald and Weber serve as members of the Committee for The Prudential Variable Contract Account-11. All of the above are registered investment companies for which The Prudential is the investment advisor. The nominees are:


Nominee and Other
Position with the Fund                                                                          Period of Service
If Any                              Principal Occupation for the Last Five Years                    as Director
- -------------------------------------------------------------------------------------------------------------------
Robert P. Hill*                     Executive Vice President, Individual Insurance of           September, 1985
  Chairman of the Board               The Prudential since 1990; prior to 1990:                 to date
  (age 54)                            Senior Vice President and Actuary of The
                                      Prudential.

Michael Caufield*                   President of Prudential Preferred Services                  September, 1993
  President                           Company since 1993; prior to 1993: President              to date
  (age 48)                            of Prudential Property and Casualty Insurance
                                      Company.

Saul K. Fenster                     President of New Jersey Institute of Technology.            September, 1985
  (age 62)                                                                                      to date

W. Scott McDonald, Jr.              Executive Vice President of Fairleigh Dickinson             September, 1985
  (age 58)                            University since 1991; prior to 1991: Executive           to date
                                      Vice President of Drew University.

Joseph Weber                        Vice President, Interclass (international corporate         September, 1985
  (age 71)                            learning) since 1990; 1988 to 1990: President,            to date
                                      Alliance for Learning; prior to 1988:
                                      Consultant and former Vice President
                                      and Director of Hoffmann-LaRoche, Inc.
                                      (pharmaceuticals).

- ------------
* Mr. Hill and Mr. Caulfield are interested persons of The Prudential, its affiliates and the Fund, as that term is defined in the Investment Company Act of 1940 (1940 Act), because they are officers and/or affiliated persons of The Prudential, the investment advisor to the Fund. The duties of Mr. Hill and Mr. Caulfield include overall responsibility for the development, introduction and ongoing administration of individual type products established by The Prudential and its subsidiaries.

     Certain actions of the Board, including the annual continuance of the Investment Advisory Contract between the Fund and The Prudential, must be approved by a majority of the members of the Board who are not interested persons of The Prudential, its affiliates or the Fund. Messrs. Fenster, McDonald and Weber are not interested persons of The Prudential, its affiliates or the Fund. However, Mr. Fenster is associated with companies which maintain various business relationships with The Prudential. Mr. Fenster is President of the New Jersey Institute of Technology. The Prudential has issued a group annuity contract to the Institute and provides group life and group health insurance to its employees.

     If any nominee should not be able to serve as a director, or for good cause will not serve, The Prudential will vote for the election of such other persons as it may nominate. The Board has no standing audit, nominating or compensation committees, nor are there any other committees performing similar functions, but see 2. RATIFICATION OR REJECTION OF SELECTION OF AUDITORS on page 8.

Remuneration of Directors and Officers

In 1994, directors' fees totaling $8,400 in the aggregate were paid to Messrs. Fenster, McDonald and Weber by the Fund pursuant to terms of the Investment Advisory Contract. In addition, Messrs. Fenster, McDonald and Weber also receive fees for serving as directors of other investment companies as noted above.

No director or officer of the Fund who is also an officer, director or employee of The Prudential or its subsidiaries receives any additional remuneration for his or her services to the Fund. In addition to Mr. Hill and Mr. Caulfield, mentioned above, the following are officers of the Fund:


Name and Position with the Fund          Principal Occupation for the Last Five Years
- ---------------------------------------------------------------------------------------------------------
Stephen P. Tooley                        VP and Comptroller of Prudential Insurance & Financial Services;
  Comptroller since 9/01/93                Services; prior to 1993: Director, Financial Analysis of
  (age 42)                                 The Prudential since 1990; prior to 1990: Director,
                                           Accounting of The Prudential.

Thomas C. Castano                        Assistant General Counsel of The Prudential.
  Secretary and Treasurer
  since 9/9/92
  (age 48)

About The Prudential

The Prudential, founded in 1875 under the laws of New Jersey, is the largest insurance company in the United States. It had total consolidated assets at the end of the 1994 of over $212 billion. It is subject to regulation by the Department of Insurance of the State of New Jersey as well as by the insurance departments of all the other states and jurisdictions in which it does business. The Prudential is registered both as a broker-dealer under the Securities Exchange Act of 1934 and as an investment advisor under the Investment Advisers Act of 1940. The Prudential's principal business address is Prudential Plaza, Newark, New Jersey 07102-3777.

Distribution Arrangements

The Prudential is the investment advisor to the Fund. Prior to May 1, 1990, The Prudential was also deemed to be the principal underwriter of the Fund. On March 22, 1990, the Board of Directors of the Fund, including all of the Directors who are not interested parties of the Fund, considered and determined that the principal underwriter of the Fund should be changed to Pruco Securities Corporation (Prusec), 1111 Durham Avenue, South Plainfield, New Jersey 07080. Prusec, an indirect wholly-owned subsidiary of The Prudential, acts as principal underwriter of the Fund's shares pursuant to a Distribution Agreement with the Fund dated May 1, 1990. Fund shares are currently sold, through Prusec, only to three separate accounts of The Prudential: Prudential's Investment Plan Account, Prudential's Annuity Plan Account and Prudential's Annuity Plan Account-2 which use the Fund as the investment medium for the proceeds of sale of Systematic Investment Plan Contracts and Variable Annuity Contracts of the Prudential Financial Security Program. Prusec receives no fees or brokerage commissions from the Fund in its capacity as principal underwriter or otherwise.

Certain information regarding the directors and principal executive officers of Prusec is set forth below:

               Name                               Title
- --------------------------------------------------------------------------------

               James Tignanelli                   Director and Chairman
               Clifford E. Kirsch                 Chief Legal Officer
               Deborah Dente                      Chief Financial Officer
               Stephen P. Tooley                  Vice President and Comptroller
               Michael R. Shapiro                 Vice President
               Thomas C. Castano                  Secretary
               Robert P. Hill                     Director
               Thomas Croswell                    Director
               Joseph Mahoney                     Director
               Ira J. Kleinman                    Director
               E. Michael Caufield                Director

Unless otherwise indicated, business addresses for all of the officers and directors listed above are that of The Prudential Insurance Company of America, located at Prudential Plaza, Newark, New Jersey 07102-3777.

Investment Advisory Contract

On May 28, 1968, the Fund entered into an Investment Advisory Contract (Contract) with The Prudential. Pursuant to the terms of the Contract, The Prudential, subject to the direction and approval of the Board of Directors of the Fund, manages the investment operations of the Fund and the composition of its portfolio in a manner consistent with the investment objectives and policies as stated in the Fund's Charter of Incorporation, By-laws, Prospectus, and in resolutions adopted by the Fund's Board.

The Contract was approved by the stockholders of the Fund at the annual meeting held on May 21, 1970. The Board of Directors approved the annual continuance of the Contract by unanimous vote of those directors attending the meeting at which the vote was taken in each subsequent year, and most recently for 1995 at a meeting held on February 28, 1995.

The Prudential receives an investment management fee as compensation for its services to the Fund. The fee is a daily charge equal to an annual rate of 0.125% (1/8th of 1%) of the daily closing value of the Fund's net assets. For the years 1994 and 1993, The Prudential received a total of $318,934 and $316,383 respectively, in investment management fees for the Fund. Under the Contract, the Fund pays The Prudential the investment management fee to The Prudential on a quarterly basis.

The Contract also grants the Fund a royalty-free, non-exclusive license to use the words "Prudential's Gibraltar" and the design of a rock representing the Rock of Gibraltar. However, The Prudential may terminate this license if The Prudential or a company controlled by it ceases to be the Fund's investment advisor. The Prudential may also terminate the license for any other reason upon 60 days' written notice; but, in this event, the Contract shall also terminate 120 days' following receipt by the Fund of such notice, unless a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) vote to continue the Contract notwithstanding termination of the license.

A separate Administrative Services Agreement between The Prudential and the Fund provides that, so long as Fund shares are sold only to The Prudential, its separate accounts or organizations approved by it, The Prudential will pay all expenses of the Fund not covered by the Investment Advisory Contract, with the exception of the fees and expenses of nonaffiliated directors, brokers' commissions, transfer taxes and other charges and fees directly attributable to investment transactions, and any applicable federal, state and local taxes.

Subject to The Prudential's supervision, substantially all of the services required by The Prudential under the Contract are furnished by The Prudential Investment Corporation (PIC), its wholly-owned subsidiary, pursuant to a Service Agreement between them. This Service Agreement was approved by the stockholders of the Fund at the annual meeting held on September 27, 1985. The Board of Directors approved the annual continuance of the Service Agreement by unanimous vote of those directors attending the meeting at which the vote was taken in each subsequent year, and most recently for 1995 at a meeting held on February 28, 1995.

Portfolio Brokerage and Related Practices

The Prudential is responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. Transactions on a stock exchange in equity securities will be executed primarily through brokers that will receive a commission paid by the Fund. Fixed income securities, on the other hand, as well as equity securities traded in the over-the-counter market, will not normally incur any brokerage commissions. These securities are generally traded on a "net" basis with dealers acting as principals for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. Certain of these securities may also be purchased directly from an issuer, in which case neither commissions nor discounts are paid.

In placing orders for securities transactions, primary consideration is given to obtaining the most favorable price and efficient execution. An attempt is made to effect each transaction at a price and commission, if any, that provides the most favorable total cost or proceeds reasonably attainable in the circumstances. However, a higher commission than would otherwise be necessary for a particular transaction may be paid if to do so appears to further the goal of obtaining the best available execution.

In connection with any securities transaction that involves a commission payment, the commission is negotiated with the broker on the basis of the quality and quantity of execution services that the broker provides, in light of generally prevailing commission rates. Periodically, The Prudential and PIC review the allocation among brokers of orders for equity securities and the commissions that were paid.

When selecting a broker or dealer in connection with a transaction for any portfolio, consideration is given to whether the broker or dealer has furnished The Prudential or PIC with certain services, provided this does not jeopardize the objective of obtaining the best price and execution. These services, which include statistical and economic data and research reports on particular companies and industries, are services that brokerage houses customarily provide to institutional investors. The Prudential or PIC use these services in connection with all investment activities, and some of the data or services obtained in connection with the execution of transactions for the Fund may be used in connection with the execution of transactions for other investment accounts.

Conversely, brokers and dealers furnishing such services may be selected for the execution of transactions of such other accounts, while the data or service may be used in providing investment management for the Fund. Although The Prudential's present policy is not to permit higher commissions to be paid on transactions in order to secure research and statistical services from brokers, The Prudential might in the future authorize the payment of higher commissions, but only with the prior concurrence of the Board of Directors of the Fund, if it is determined that the higher commissions are necessary in order to secure desired research and are reasonable in relation to all of the services that the broker provides.

When investment opportunities arise that may be appropriate for more than one entity for which The Prudential serves as investment manager or advisor, one entity will not be favored over another and allocation of investments among them will be made in an impartial manner believed to be equitable to each entity involved. The allocations will be based on each entity's investment objectives and its current cash and investment positions. Because the various entities for which The Prudential acts as investment manager or advisor have different investment objectives and positions, from time to time a particular security may be purchased for one or more such entities while at the same time such securities may be sold for another.

Prudential Securities Incorporated (Prudential Securities) may act as a securities broker for the Fund. In order for Prudential Securities to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by Prudential Securities must be reasonable and fair compared to the commissions, fees or other remunerations paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on an exchange during a comparable period of time. This standard would allow Prudential Securities to receive no more than the remuneration that would be expected to be received by an unaffiliated broker in a commensurate arm's-length transaction. The Fund may not engage in any transactions in which The Prudential or its affiliates, including Prudential Securities, acts as principal, including over-the-counter purchases and negotiated trades in which such a party acts as a principal.

The Prudential or its affiliates, including PIC, may enter into business transactions with brokers or dealers for purposes other than the execution of portfolio securities transactions for accounts The Prudential manages. These other transactions will not affect the selection of brokers or dealers in connection with portfolio transactions for the Fund.

During the calendar year 1994, $774,338 was paid to various brokers in connection with securities transactions for the Fund. Of this amount, approximately 74.6% was allocated to brokers who provided research and statistical services to The Prudential. The equivalent figures for 1993 were $666,818 and 87.6%.

Of the total brokerage fees paid by the Fund during 1994, $0 or approximately 0.0% was paid to Prudential Securities Incorporated (formerly Prudential-Bache Securities Inc.), an affiliated broker. The equivalent figures for 1993 were $1,200 and 0.18%.

The total portfolio turnover rate of the Fund for the years 1994 and 1993 was 93% and 92%, respectively. The Fund seeks long-term growth of capital rather than short-term trading profits. However, during any period when changing economic or market conditions are anticipated, successful management requires an aggressive response to such changes, which may increase the rate of portfolio turnover. The rate of portfolio activity will usually affect the brokerage costs of the Fund. It is anticipated that under normal circumstances the portfolio turnover rate would not exceed 100%.

Principal Executive Officer and Directors of The Prudential


Principal Executive Officer             Principal Occupation and Address
- ---------------------------             --------------------------------
Arthur F. Ryan**                  --    Chairman of the Board and Chief Executive Officer
                                        The Prudential Insurance Company of America
                                        751 Broad Street
                                        Newark, NJ 07102-3777


Other Directors                         Principal Occupation and Address
- ---------------                         --------------------------------
Frank E. Agnew                    --    Business Consultant
                                        One Mellon Bank Center
                                        Suite 2120
                                        Pittsburgh, PA 15219

Frederic K. Becker                --    Counselor at Law
                                        Wilentz, Goldman & Spitzer (Law Firm)
                                        90 Woodbridge Drive
                                        Woodbridge, NJ 07905

William W. Boeschenstein          --    Director
                                        Owens-Corning Fiberglas Corporation
                                        Fiberglas Tower
                                        Toledo, OH 43659

Lisle C. Carter, Jr.             --     Former Senior Vice President and General Counsel
                                        United Way of America
                                        1307 Fourth Street, S.W.
                                        Washington, DC 20024

James G. Cullen                   --    President
                                        Bell Atlantic Corporation
                                        1301 North Court House Road, 11th floor
                                        Alexandria, VA 22201

Carolyne K. Davis                 --    Health Care Advisor
                                        Ernest & Young
                                        1200 Nineteenth Street, N.W., 4th floor
                                        Washington, DC 20024

Roger A. Enrico                   --    Vice Chairman
                                        Pepsi Co. Worldwide Foods
                                        7701 Legacy Drive
                                        Plano, TX 75024

Allan D. Gilmour                  --    Former Vice Chairman
                                        Ford Motor Company
                                        Prudential Plaza
                                        Newark, NJ 07102-3777

William H. Gray, III              --    President and Chief Executive Officer
                                        United Negro College Fund, Inc.
                                        500 East 62nd Street
                                        New York, NY 10021

Jon F. Hanson                     --    Chairman
                                        Hampshire Management Co.
                                        235 Moore Street, Suite 200
                                        Hackensack, NJ 07601


Other Directors                         Principal Occupation and Address
- ---------------                         --------------------------------
Constance J. Horner               --    Guest Scholar
                                        The Brookings Institution
                                        1775 Massachusetts Avenue, N.W.
                                        Washington, DC 20036-2188

Allen F. Jacobson                 --    Former Chairman of the Board and Chief Executive Officer
                                        Miinnesota Mining & Manufacturing (3M)
                                        3050 Minnesota World Trade Center
                                        St. Paul, MN 55101-4901

Garnett L. Keith, Jr.**           --    Vice Chairman
                                        The Prudential Insurance Company of America
                                        751  Broad Street
                                        Newark, NJ 07102-3777

Burton G. Malkiel                 --    Chemical Bank Chairman's Professor of Economics
                                        Princeton University
                                        Department of Economics
                                        110 Fisher Hall, Prospect Avenue
                                        Princeton, NJ 08544-1021

John R. Opel                      --    Retired Chairman of the Executive Committee
                                        International Business Machines Corporation
                                        590 Madison Avenue
                                        New York, NY 10022

Charles R. Sitter                 --    President and Director
                                        Exxon Corporation
                                        225 John W. Carpenter Freeway
                                        Irving, TX 75062

Donald L. Staheli                 --    Chairman and Chief Executive Officer
                                        Continental Grain Company
                                        277 Park Avenue
                                        New York, NY 10172

Richard M. Thomson                --    Chairman of the Board and Chief Executive Officer
                                        The Toronto-Dominion Bank
                                        P.O. Box 1
                                        Toronto-Dominion Centre
                                        Toronto, Ontario, M5K 1A2 Canada

P. Roy Vagelos, M.D.             --     Chairman, President and Chief Executive Officer
                                        Merck & Co., Inc.
                                        126 Lincoln Avenue
                                        Rahway, NJ 07065

Stanley C. Van Ness               --    Counselor at Law
                                        Picco Mack Herbert Kennedy Jaffe Parrella & Yoskin (Law Firm)
                                        One State Street Square, Suite 1000
                                        Trenton, NJ 08607-1388

Paul A. Volcker                   --    Chairman
                                        James D. Wolfensohn, Inc.
                                        599 Lexington Avenue
                                        New York, NY 10022

Joseph H. Williams                --    Chairman of the Board
                                        The Williams Companies
                                        P.O. Box 2400
                                        Tulsa, OK 74102
- -----------

** These Individuals are also directors of The Prudential Investment Corporation of which Mr. Keith is President.

2. RATIFICATION OR REJECTION OF SELECTION OF AUDITORS

The Board of Directors has reappointed Deloitte & Touche as independent auditors of the Fund for the year ending December 31, 1995. The reappointment of Deloitte & Touche continues a relationship that began with Touch Ross & Co. in 1968. Deloitte & Touche serves as independent public accountant for The Prudential, including the separate accounts of The Prudential which invest their assets in shares of stock of the Fund. Deloitte & Touche has no direct or material indirect financial interest in the Fund.

As noted above, the Board of the Fund has no formal audit or similar committee. Nonetheless, those directors of the Fund who are not interested persons of the Fund periodically meet at their discretion with representatives of Deloitte & Touche to discuss the affairs of the Fund, most recently on February 28, 1995. No interested person of the Fund or The Prudential is present at such meetings.

Pursuant to the 1940 Act, the decision of the Board to continue employment of Deloitte & Touche is subject to annual ratification or rejection by stockholders at the annual meeting. The Board recommends ratification of Deloitte & Touche as the Fund's independent public accountant. It is anticipated that one or more representatives of Deloite & Touche will attend this year's annual meeting, that they will have an opportunity to make a statement if they desire to do so, and that they will also be available to respond to appropriate questions.

3. OTHER MATTERS

The management is not currently aware of any other matters that will be considered at the meeting. However, unless authority is withheld, The Prudential may vote properly executed voting instructions forms in accordance with its best judgment on any other business that properly comes before the meeting.

Note for 1996 Annual Meeting

Any proposal which a Planholder under a Systematic Investment Plan or Variable Annuity Contract issued in connection with the Accounts of the Prudential Financial Security Program intends to be presented at the 1996 Annual Meeting of the Fund must be received by The Prudential at its administrative offices located at 213 Washington Street, Newark, New Jersey 07102-2992, no later than June 1, 1996 for possible inclusion in the STATEMENT CONCERNING THE ANNUAL MEETING OF STOCKHOLDERS and "Voting Instruction Form" for that meeting.